Exhibit (h)(11)

CALL CENTER AND TRANSFER AGENCY SERVICES AMENDMENT

This Amendment dated November 28, 2022 (the “Amendment”) to the Administration Agreement (the “Administration Agreement”), by and between the Funds listed on Schedule A to the respective Administration Agreement (as amended, supplemented or otherwise modified) (the “Fund”) and Morgan Stanley Investment Management Inc. (the “Administrator”).

WITNESSETH:

WHEREAS, MSIM serves as administrator to the Fund and its portfolios pursuant to the Administration Agreement and provides the general administration of the affairs of the Fund; and

WHEREAS, the Fund desires to engage the Administrator to provide certain call center and related transfer agency services to the Fund and certain of its portfolios identified on Schedule A to this Amendment; and

WHEREAS, the Administrator wishes to delegate the performance of these services to its affiliate, Eaton Vance Management (“EVM”) pursuant to the terms of the Agreement and this Amendment and EVM wishes to accept such delegation;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Administration Agreement is amended as follows:

1.	The following is hereby added as (i) section 4(C) to the Administration Agreements between the Administrator and each of Morgan Stanley Institutional Fund Trust and Morgan Stanley Institutional Fund, Inc.; (ii) section 3(C) to the Administration Agreement between the Administrator and each of Morgan Stanley Global Fixed Income Opportunities Fund, Morgan Stanley Mortgage Securities Trust, Morgan Stanley U.S. Government Securities Trust, Morgan Stanley Variable Investment Series, Morgan Stanley Europe Opportunity Fund, Inc., Morgan Stanley Insight Fund, Morgan Stanley California Tax-Free Daily Income Trust, Morgan Stanley Tax-Free Daily Income Trust and Morgan Stanley U.S. Government Money Market Trust; and sections 5(C) through (K) of the Administration Agreement between the Administrator and Morgan Stanley Variable Insurance Fund, Inc. are hereby deleted and replaced with the following:

C. Call Center and Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Fund hereby engages and appoints the Administrator to provide, and the Administrator agrees to provide, the following call center services and related transfer agency services for certain Portfolios of the Fund, and such additional call center and related transfer agency services as may be mutually agreed in writing by the Fund and the Administrator (collectively, the “Services”):

a)	The Administrator shall maintain a unit to provide call center services for the Fund. This unit will provide coverage each day during which the Fund is open. The Administrator will adjust the staffing of call center unit from time to time based upon existing call center volume.

b)	The call center unit described in paragraph (a) above will:

(i)	Answer and respond to inquiries from existing shareholders, prospective shareholders of the Fund and broker-dealers on behalf of such shareholders, such inquiries may include, but are not limited to, requests for information on account set-up and maintenance, general questions regarding the operation of the Fund, general account information including dates of purchases, redemptions, exchanges and account balances, requests for account access instructions and literature requests;

(ii)	Process orders for purchase, exchange and/or redemption of Fund shares received by the call center in accordance with the Fund’s current registration statement, including the entering of any such orders received by the call center into systems designated by the Fund for official recording on the books and records of the Fund.

c)	The Administrator shall be permitted to act upon any instruction of any person by telephone reasonably believed to be genuine to redeem exchange and/or transfer Fund shares from any account for which such telephone transactions has been authorized by a shareholder. In accordance with Section 6 herein, the Fund hereby agrees to indemnify and hold the Administrator or its affiliates harmless against all losses costs or expenses, including attorney’s fees, suffered or incurred by the Administrator or its affiliates directly or indirectly as a result of (i) taping the telephone conversation of any shareholder; and (ii) relying on telephone instructions of any person acting on behalf of a shareholder account for which telephone services have been authorized.

d)	To the extent required by applicable law, the Administrator, or any affiliate of the Administrator performing the Services, is and will remain registered with the SEC or other appropriate regulatory agency as a Transfer Agent pursuant to the requirements of Section 17A of the Securities Exchange Act of 1934, as amended.

2.	The following is hereby added as (i) section 18 to the Administration Agreement between the Administrator and Morgan Stanley Institutional Fund, Inc.; (ii) section 17 to the Administration Agreement between the Administrator and each of Morgan Stanley Global Fixed Income Opportunities Fund, Morgan Stanley Mortgage Securities Trust, Morgan Stanley U.S. Government Securities Trust, Morgan Stanley Variable Investment Series, Morgan Stanley Europe Opportunity Fund, Inc., Morgan Stanley Insight Fund, Morgan Stanley California Tax-Free Daily Income Trust, Morgan Stanley Tax-Free Daily Income Trust and Morgan Stanley U.S. Government Money Market Trust; and (iii) section 19 to the Administration Agreement between the Administrator and Morgan Stanley Variable Insurance Fund, Inc.:

Use of Affiliates.

The Administrator hereby delegates the Services to EVM and EVM hereby accepts such delegation in accordance with the terms of the Agreement and Call Center and Transfer Agency Services Amendment.

3.	Section 18 of the Administration Agreement between the Administrator and Morgan Stanley Institutional Fund Trust is hereby deleted and replaced with the following:

18. Use of Affiliates.

The Administrator hereby delegates the Services to EVM and Morgan Stanley Services Company Inc. (“MSSCI”), as applicable, and EVM and MSSCI hereby accept such delegation in accordance with the terms of the respective Agreement and Call Center and Transfer Agency Services Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH FUND, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A

By: ______________________________________
Name:
Title:

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: ______________________________________
Name:
Title:

EATON VANCE MANAGEMENT

By: ______________________________________
Name:
Title:

SCHEDULE A

EQUITY FUNDS

1.	Morgan Stanley Europe Opportunity Fund Inc.
2.	Morgan Stanley Insight Fund
3.	Morgan Stanley Institutional Fund, Inc.
•	Active International Allocation Portfolio
•	Advantage Portfolio
•	American Resilience Portfolio
•	Asia Opportunity Portfolio
•	Counterpoint Global Portfolio
•	Developing Opportunity Portfolio
•	Emerging Markets Leaders Portfolio
•	Emerging Markets Portfolio
•	Global Insight Portfolio
•	Global Concentrated Portfolio
•	Global Core Portfolio
•	Global Endurance Portfolio
•	Global Focus Real Estate Portfolio
•	Global Franchise Portfolio
•	Global Infrastructure Portfolio
•	Global Opportunity Portfolio
•	Global Permanence Portfolio
•	Global Real Estate Portfolio
•	Global Sustain Portfolio
•	Growth Portfolio
•	Inception Portfolio
•	International Advantage Portfolio
•	International Equity Portfolio
•	International Opportunity Portfolio
•	International Resilience Portfolio
•	Multi-Asset Real Return Portfolio
•	Next Gen Emerging Markets Portfolio
•	Permanence Portfolio
•	Sustainable Emerging Markets Portfolio
•	US Core Portfolio
•	U.S. Focus Real Estate Portfolio
•	U.S. Real Estate Portfolio
•	Vitality Portfolio

4.	Morgan Stanley Institutional Fund Trust
•	Discovery Portfolio
•	Dynamic Value Portfolio
•	Global Strategist Portfolio

5.	Morgan Stanley Variable Insurance Fund, Inc.
•	Discovery Portfolio

•	Emerging Markets Equity Portfolio
•	Global Franchise Portfolio
•	Global Infrastructure Portfolio
•	Global Real Estate Portfolio
•	Global Strategist Portfolio
•	Growth Portfolio
•	U.S. Real Estate Portfolio

FIXED INCOME FUNDS

1.	Morgan Stanley Global Fixed Income Opportunities Fund
2.	Morgan Stanley Mortgage Securities Trust
3.	Morgan Stanley U.S. Government Securities Trust
4.	Morgan Stanley Variable Investment Series
•	Income Plus Portfolio
5.	Morgan Stanley Institutional Fund Trust
•	Core Plus Fixed Income Portfolio
•	Corporate Bond Portfolio
•	High Yield Portfolio
6.	Morgan Stanley Variable Insurance Fund, Inc.
•	Core Plus Fixed Income Portfolio
•	Emerging Markets Debt Portfolio

MONEY MARKET FUNDS

1.	Morgan Stanley California Tax-Free Daily Income Trust
2.	Morgan Stanley Tax-Free Daily Income Trust
3.	Morgan Stanley U.S. Government Money Market Trust